UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On December 27, 2023, the Company announced that Oliver Reeves accepted an offer to become the Company’s Chief Financial Officer effective January 1, 2024 (the “Effective Date”). Mr. Reeves replaces Deanna White who has served as the Company’s Chief Financial Officer since December 2022. Ms. White will serve as Senior Advisor to the Company and its board of directors for a transition period through May 31, 2024.

Mr. Reeves, 44 years old, previously served in several executive capacities with Xinuos, Inc. a provider of general purpose operating systems for commercial customers, from February 2016 through December 2023, most recently as its Chief Strategy Officer since May 2019, after having consulted with the company beginning in 2014. In 2017 and 2018, Mr. Reeves also provided certain consulting services through his firm, Indelible Capital, Inc. Earlier in his career, prior to joining Xinuos as an Executive Vice President in 2016, Mr. Reeves gained investment experience by holding several asset management positions: first as an Investment Analyst at Coliseum Capital Management then as a Vice President at Gerson Global Advisors and finally as a Senior Vice President at Phoenix Star Capital. Mr. Reeves started his career as an Associate in the M&A Group at Aon. Mr. Reeves received his MBA from Columbia Business School where he participated in the prestigious “Value Investing Program” and graduated Summa Cum Laude from Babson College.

A summary of the material terms and conditions of Mr. Reeves’ employment agreement is set forth below. The summary is qualified in all respects by reference to Mr. Reeves’ employment agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The agreement has an initial three-year term, which will automatically be extended by successive one-year terms unless either party provides at least 60 days written notice that the term will not be extended. Mr. Reeves will also enter into the Company’s standard form of indemnification agreement for executive officers.

Base Salary and Target Bonus. The agreement provides that Mr. Reeves will receive an initial annual base salary of $650,000 and is eligible for an annual discretionary bonus as determined by the compensation committee of the Company’s board of directors (with a target incentive equal to 200% of his base salary).

Equity Grant. Mr. Reeves will be granted an option (the “Option”) to purchase up to 1,800,000 shares of common stock of the Company. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the one (1) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $3.00 per share for any 20 trading days within any 30-trading day period. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the two (2) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $5.00 per share for any 20 trading days within any 30-trading day period. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the three (3) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $7.00 per share for any 20 trading days within any 30-trading day period.

Benefits; Payments Upon Termination. Mr. Reeves is eligible to participate in the Company’s benefit plans made available to employees generally and will be provided a hybrid, electrified, or all electric automobile and use of Company aircraft, each in accordance with Company policies applicable to senior executives. If Mr. Reeves’ employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of 12 months of his base salary (payable in installments over such period), payment of his COBRA premiums for up to 18 months, and vesting in full of any of his then outstanding and unvested equity awards granted by the Company that vest based solely on continued employment (or six months’ accelerated vesting of any time-based vesting component under a performance based equity award). In addition, he will receive a lump sum payment of a pro-rated amount of his target bonus for the fiscal year in which his termination occurs. However, if such a termination of his employment occurs on or within two years following a change in control of the Company, the salary component of his severance will be paid in a lump sum, and his then-outstanding equity awards granted by the Company will be fully vested (with performance-based awards vesting at the target level). Mr. Reeves’ right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation (which shall continue for 12 months following termination), and other covenants in favor of the Company. If his employment with the Company terminates due to his death or disability, the Company will pay his (or his estate) a pro-rated target bonus for the year in which such termination occurs. If any payments under Mr. Reeves’ employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in him retaining a greater amount of the payments on an after-tax basis than if such reduction were not made.

There are no arrangements or understandings between Mr. Reeves and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Reeves and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 21, 2023, Ms. Deanna White provided notice of her resignation from her role as Chief Financial Officer of the Company, effective as of the Effective Date.

Mr. Reeves has been designated as the Company’s Principal Financial Officer and Principal Accounting Officer.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Employment Agreement dated December 21, 2023, by and between Surf Air Mobility Inc. and Oliver Reeves
99.1	Press release dated December 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: December 27, 2023	By:	/s/ Stan Little
	Name:	Stan Little
	Title:	Chief Executive Officer